EXHIBIT 32
Section 1350 Certifications
I, Richard G. Thornberry, Chief Executive Officer of Radian Group Inc., and I, J. Franklin Hall, Chief Financial Officer of Radian Group Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Radian Group Inc.

Date: August 5, 2022	/s/ RICHARD G. THORNBERRY
Richard G. Thornberry Chief Executive Officer

Date: August 5, 2022	/s/ J. FRANKLIN HALL
J. Franklin Hall Chief Financial Officer